Exhibit 99

The securities reported as beneficially owned by Mr. Katzman include:

(a)     5,386,857 shares held of record by Ficus, Inc. (“Ficus”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Ficus is a wholly-owned subsidiary of Gazit America Inc. (“Gazit America”) and is indirectly controlled by Gazit-Globe, Ltd. (“Gazit Globe”). Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(b)     8,893,213 shares held of record by Silver Maple (2001), Inc. which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. Silver Maple is also a wholly-owned subsidiary of Gazit America and is indirectly controlled by Gazit-Globe. Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(c)     7,928,134 shares held of record by MGN (USA) Inc. (“MGN USA”) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. MGN USA is also a wholly-owned subsidiary of Gazit-Globe. Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(d)     18,251,643 shares held of record by MGN America, LLC (“MGN America”) (including the 1,000 shares reported herein) which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. MGN America is also a wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe. Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(e)     10,812,312 shares held of record by Gazit First Generation, LLC which is a member of a “group” with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. Gazit First Generatation, LLC is a wholly owned subsidiary of Gazit 1995, Inc., a wholly-owned subsidiary of MGN USA, a wholly-owned subsidiary of Gazit-Globe. Mr. Katzman is the Chairman of the Board of Gazit-Globe.

(f)     187,036 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters.

(g)     882,186 other shares held directly and indirectly by Mr. Katzman.